SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2003

MINORPLANET SYSTEMS USA, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On December 17, 2003, Minorplanet Systems USA, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Staff (“Nasdaq Staff”) stating that the Company had regained compliance with Marketplace Rule 4310(c)(4) which requires the closing bid price of the Company’s common stock to be at least $1.00 per share and that the Company’s listing on the Nasdaq SmallCap was in good standing. The notice from the Nasdaq Staff stated that the Company had complied with the Nasdaq requirement to record 10 consecutive trading days in which the Company’s common stock closed with a minimum bid price of $1.00 per share or higher. To help meet that requirement, the Company had effected a 1-for-5 reverse stock split with the opening of trading on December 3, 2003.

     A copy of the press release, dated December 23, 2003, announcing that the Company had regained compliance with the $1.00 minimum bid rule, is attached hereto as Exhibit 99.1. A copy of the Nasdaq letter, dated December 17, 2003, notifying the Company that it had regained compliance with the $1.00 minimum bid rule, is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description

99.1	Press Release, dated December 23, 2003, announcing that the Company had regained compliance with the $1.00 minimum bid rule.
99.2	Nasdaq Letter, dated December 17, 2003, notifying the Company that it had regained compliance with the $1.00 minimum bid rule.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINORPLANET SYSTEMS USA, INC.

/s/ J. Raymond Bilbao J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: December 29, 2003

Exhibit No.	Description

99.1	Press Release, dated December 23, 2003, announcing that the Company had regained compliance with the $1.00 minimum bid rule.
99.2	Nasdaq Letter, dated December 17, 2003, notifying the Company that it had regained compliance with the $1.00 minimum bid rule.